Exhibit 10.6

EXECUTION VERSION

$22,500,000

March 15, 2019

SECURED PROMISSORY NOTE

Flyhalf Acquisition Company Pty Ltd, a proprietary company limited by shares organized and existing under the laws of Australia (the “Maker”), hereby promises to pay to the order of Adam James Gilchrist, an individual (the “Holder”), the principal sum of TWENTY TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($22,500,000), together with interest thereon calculated in accordance with the provisions of this Secured Promissory Note (together with any promissory note issued in replacement hereof, this “Note”).

Section 1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Applicable Rate” means (a) for the period from the date of this Note to but not including the first anniversary of the date of this Note, 8.00% per annum and (b) from and after such first anniversary, 10.00% per annum.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York or Sydney, Australia are authorized or required by law to close.

“Company” means F45 Aus Hold Co Pty Ltd (ACN 620 135 426), a proprietary company limited by shares organized and existing under the laws of Australia.

“Guarantor” means F45 Training Holdings Inc., a Delaware corporation.

“Guaranty” means that certain Guaranty, dated as of the date hereof, made by the Guarantor in favor of the Holder and the holders of the Other Notes.

“Other Notes” means (a) that certain Secured Promissory Note, dated as of the date hereof, made by the Holder in favor of Robert Benjamin Deutsch in the principal amount of $22,500,000 and (b) that certain Secured Promissory Note, dated as of the date hereof, made by the Holder in favor of 2M Properties Pty Ltd (ACN 109 057 383) as trustee for The 2M Trust in the principal amount of $5,000,000, and all promissory notes issued in replacement thereof.

“Pledge Agreement” means that certain Share Security Deed, dated as of the date hereof, among the Maker, the Holder and the holders of the Other Notes.

Section 2. Payment of Interest. Beginning on the date of this Note, interest will accrue at a rate equal to the Applicable Rate on the unpaid principal amount of this Note outstanding from time to time. Interest shall be calculated on the basis of the actual number of days elapsed and a three hundred sixty (360) day year. Accrued interest shall be payable (a) on the last Business Day of each calendar quarter and (b) upon the payment or prepayment of any principal owing under this Note (on and to the extent of the principal amount paid or prepaid). Any accrued interest which for any reason has not theretofore been paid will be paid in full on the date on which the final principal payment on this Note is paid.

Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, interest will accrue on the amounts payable under this Note at a rate equal to the Applicable Rate plus 4.00% per annum.

Whenever any payment to be made under this Note is stated to be due on a day that is not a Business Day, payment may be made on the next succeeding Business Day, and such extension of time shall in each case be included in the computation of interest payable on such date.

Section 3. Repayment. Unless accelerated pursuant to Section 6 or prepaid by the Maker pursuant to Section 4, the aggregate outstanding principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on March 15, 2024. Upon the payment in full by the Maker of the principal balance on this Note, interest accrued thereon and all other amounts owing hereunder, this Note shall be deemed terminated.

Section 4. Voluntary Prepayment. Subject to Section 7(d), the Maker may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding principal amount of this Note.

Section 5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note; provided, however, that Holder shall act in good faith to not induce an Event of Default:

(a) The Maker shall fail to pay when due any principal, interest or other payment required under the terms of this Note and such failure continues for five (5) Business Days after the original due date;

(b) Any representation or warranty made or deemed made by or on behalf of the Maker or the Guarantor in or in connection with this Note, the Guaranty, the Pledge Agreement or any amendment, modification or waiver hereof or thereof, or in any report, certificate, instrument or other document furnished pursuant to or in connection herewith or therewith, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(c) The Maker or the Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Note, the Guaranty or the Pledge Agreement (other than as specified in Section 5(a)) and such failure shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Holder or any holder of any Other Note and (ii) the date the Maker or the Guarantor had actual knowledge of such failure;

(d) This Note, the Guaranty or the Pledge Agreement, or any provision of any of the foregoing, shall cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Maker or the Guarantor, as applicable, or shall be repudiated by any of them, or the Pledge Agreement shall cease to create a valid and perfected lien of the priority required thereby on any of the collateral purported to be covered thereby, or the Maker or the Guarantor shall so state in writing;

(e) An Insolvency Event (as defined in the Pledge Agreement) shall occur with respect to the Maker or the Company;

(f) The Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vi) take any action for the purpose of effecting any of the foregoing;

(g) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Guarantor, or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Guarantor or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or

(h) There is entered against the Maker or any subsidiary thereof a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) in excess of the $5,000,000 (or the equivalent thereof in another currency) and (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

Section 6. Rights of Holder upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 5(e), 5(f) or 5(g)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Maker, declare the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts owing hereunder) to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 5(e) , 5(f) or 5(g), immediately and without notice, the aggregate principal amount of this Note (together with all accrued interest thereon and all other amounts owing hereunder) shall automatically become immediately due and payable, without any action on the part of the Holder or any other person and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any other right, power or remedy granted to it under any contract or agreement at any time and any other rights and remedies which the Holder may have in law or in equity or by statute or otherwise.

If any amount payable hereunder is not paid when due (by acceleration or otherwise), the Maker shall pay all reasonable costs and expenses (including, without limitation, attorneys’ fees and court costs) incurred by the Holder in connection with the collection of such amount and the enforcement of their rights and remedies hereunder and under the Guaranty and the Pledge Agreement (whether or not any lawsuit is ever filed).

Section 7. Miscellaneous.

(a) Place of Payment. Payments of principal and interest with respect to this Note shall be made by wire transfer of immediately available funds by 1:00 p.m. New York time on the date such payment is due to the Holder at the address and to the attention of such person as specified from time to time by the Holder by written notice to the Maker.

(b) Currency of Payment; Payments Generally. All payments of principal and interest on this Note will be made in United States Dollars. Each such payment shall be made without any offset, counterclaim, recoupment, defense, deduction, abatement, withholding or reduction whatsoever.

(c) Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(d) Pari Passu Ranking; Application of Payments. The Holder acknowledges and agrees that each of this Note and the Other Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account of principal and interest on this Note or the Other Notes shall be paid and applied ratably and proportionately to the amounts outstanding under this Note and the Other Notes on the basis of their original principal amounts. In the event the Holder receives payments in excess of its pro rata share of the aggregate payments received by the Holder and the holders of the Other Notes (whether through payment by the Maker, collection, enforcement, exercise of rights and remedies hereunder or under the Guaranty or the Pledge

Agreement, or otherwise), then the Holder shall hold in trust all such excess payments for the benefit of the holders of the Other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders. All payments will be applied first to the repayment of accrued costs and expenses, second to accrued interest and third to the repayment of principal. By its acceptance hereof, the Holder acknowledges and agrees that each of the holders of the Other Notes shall be an intended third-party beneficiary of this Section 7(d) and shall be entitled to assert any claims and enforce the provisions of this Section 7(d) in law or in equity the same as if it were party hereto.

(e) Waiver and Amendment. This Note may only be amended by a writing executed by each of the Holder and the Maker that identifies itself as an amendment to this Note. Except as otherwise provided in this Note, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver. No waiver that may be given by a party will be applicable except in the specific instance for which it is given, and such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No delay on the part of the Holder in the exercise of any power or rights under this Note, the Guaranty, the Pledge Agreement or any other instrument executed pursuant hereto or thereto shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right preclude further exercise thereof.

(f) Assignment. This Note binds and benefits the parties hereto and their respective heirs, executors, administrators, successors and assigns, except that the Maker may not assign, delegate or otherwise transfer this Note or any of its rights or obligations under this Note without the prior written consent of the Holder. The Holder may assign its rights hereunder or any interest herein without the prior written consent of the Maker.

(g) Severability. If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(h) Counterparts. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note.

(i) Governing Law; Submission to Jurisdiction. This Note shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any other jurisdiction. The Maker irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder or any of its officers, directors, employees, agents or affiliates in any way relating to this Note, the Pledge Agreement or the Guaranty or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating this Note, the Pledge Agreement or the Guaranty, or for recognition or enforcement of any judgment, and the Maker hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts for all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to above and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(j) WAIVER OF JURY TRIAL. THE MAKER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, THE GUARANTY OR THE PLEDGE AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(k) Service of Process. The Maker hereby irrevocably designates, appoints and empowers Guarantor, with its offices at 236 California St., El Segundo, California 90245, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts referred to in Section 7(i) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Note, the Pledge Agreement or the Guaranty. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Maker agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of this Section 7(k) satisfactory to the Holder. The Maker further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7(k) (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address shown below its signature hereto or at such other address as the Maker may, by written notice received by the Holder, have designated as the Maker’s address for such purpose. The Maker agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holder to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Maker or bring actions, suits or proceedings against the Maker in such other jurisdictions, and in any manner, as may be permitted by applicable law.

(l) Guaranty and Pledge Agreement. The obligations of the Maker under this Note are (i) guaranteed by the Guarantor pursuant to the Guaranty and (ii) secured pursuant to the Pledge Agreement.

(m) Judgment Currency. This is an international transaction in which the specification of United States Dollars and payment in New York is of the essence, and the obligations of the Maker under this Note to make payments in United States Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than United States Dollars, or in another place, in each case except to the extent that such tender or recovery results in the effective receipt by the Holder, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into United States Dollars, of the full amount in United States Dollars of the amounts payable to the Holder under this Note.

If, for the purpose of obtaining or enforcing judgment against the Maker in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than United States Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in United States Dollars, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures, the Holder could purchase United States Dollars in New York, New York, United States of America with the Judgment Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Maker in respect of any such sum due from it to the Holder hereunder shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that, on the Business Day following receipt by the Holder of any sum adjudged to be due hereunder in the Judgment Currency the Holder may, in accordance with normal banking procedures, purchase and transfer United States Dollars to New York, New York with the amount of the Judgment Currency so adjudged to be due, and the Maker hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Holder against, and to pay the Holder, on demand, in United States Dollars, the amount (if any) by which the sum originally due to the Holder in United States Dollars hereunder exceeds the amount of United States Dollars so purchased and transferred.

[Signature page follows.]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first set forth above.

Signed by Flyhalf Acquisition Company Pty Ltd (ACN 632 252 110) in accordance with section 127 of the Corporations Act 2001 by the sole director and sole company secretary

/s/ Terence Rooney
Signature of sole director and sole company secretary

Terence Rooney
Name of sole director and sole company secretary (please print)

[Signature page to Seller Note]